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EXHIBIT 23.4

EXPERT CONSENT

        We consent to the incorporation by reference in this registration statement of references to our name and to our letter dated February 14, 2005, relating to our review of the procedures and methods used by Occidental in its oil and gas estimation process, included in Occidental Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 2004.

                      /s/ RYDER SCOTT COMPANY, L.P.

                      RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 15, 2005

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EXPERT CONSENT